                                                                 Exhibit 8.1



                               Baker Botts L.L.P.
                                 One Shell Plaza
                                  910 Louisiana
                            Houston, Texas 77002-4995


July 14, 2003


K-Sea Transportation Partners L.P.
3245 Richmond Terrace
Staten Island, New York 10303

      Re: K-Sea Transportation Partners L.P. - Registration Statement on
Form S-1

      We have acted as special counsel to K-Sea Transportation Partners L.P., a Delaware limited partnership (the "Partnership"), in connection with the offer and sale of common units in the Partnership pursuant to a Registration Statement on Form S-1 as amended (the "Registration Statement").

      We hereby confirm as our opinion the statements that appear under the caption "Material Tax Consequences" in the Registration Statement and that are identified therein as our opinion subject to the assumptions, qualifications and limitations set forth therein as to such opinions.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Material Tax Consequences." This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission thereunder.



                                            Very truly yours,

                                            /s/ BAKER BOTTS L.L.P.